Exhibit 10.11

AUTOZONE, INC.

FIFTH AMENDED AND RESTATED

EXECUTIVE STOCK PURCHASE PLAN

AUTOZONE, INC., a corporation organized under the laws of the State of Nevada, by resolution of its Board of Directors on October 2, 2001, adopted the AutoZone, Inc. Executive Stock Purchase Plan (the “Plan”), subject to the approval of the Plan by the stockholders of the Company as provided in the Plan. The Plan was approved by the stockholders on December 13, 2001. The Plan was subsequently Amended and Restated by the Board’s Compensation Committee, acting pursuant to authority provided in the Plan, on July 11, 2002, December 10, 2003 and December 14, 2005. On September 26, 2006, the Board’s Compensation Committee adopted a further Amendment and Restatement of the Plan, subject to the approval by the stockholders of the Company to extend the term of the Plan until September 25, 2016. The Plan as so amended was approved by the stockholders on December 13, 2006. The Plan is now once again Amended and Restated by the Compensation Committee, effective as of July 1, 2012 (the “Effective Date”).

The purposes of the Plan are as follows:

(1) To assist selected employees of the Company or of a Parent or Subsidiary of the Company in acquiring a stock ownership interest in the Company above the maximum amount of stock ownership interest allowable pursuant to the AutoZone, Inc. Sixth Amended and Restated Employee Stock Purchase Plan (the “ESPP”). The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

(2) To help selected employees provide for their future security and to encourage them to remain in the employment of the Company or of a Parent or Subsidiary of the Company.

1. DEFINITIONS

Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural where the context so indicates:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Cause” shall mean the willful engagement by the employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, as determined by the Committee.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” shall mean the Compensation Committee of the Board appointed to administer the Plan pursuant to paragraph 12.

(e)	“Company” shall mean AutoZone, Inc., a Nevada corporation.

(f)	“Date of Exercise” shall mean, with respect to any Option, (i) the March 31 of the Plan Year in which the Option was granted (in the case of an Option granted on January 1), (ii) the June 30 of the Plan Year in which the Option was granted (in the case of an Option granted on April 1), (iii) the September 30 of the Plan Year in which the Option was granted (in the case of an Option granted on July 1), or (iv) the December 31 of the Plan Year in which the Option was granted (in the case of an Option granted on October 1).

(g)	“Date of Grant” shall mean the date upon which an Option is granted, as set forth in subparagraph 3(a).

(h)	“Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, or such other definition as the Committee shall provide in its discretion.

(i)	“Eligible Compensation” shall mean, with respect to a Plan Year (i) the Eligible Employee’s compensation for the fiscal year of the Company ending most recently before an election is made by the Eligible Employee to participate in the Plan, based on the base salary paid to the Eligible Employee during such fiscal year plus any annual incentive compensation paid (or accrued) for such fiscal year as of the date of the election to participate, if the Eligible Employee was employed by the Company for the full preceding fiscal year, or (ii) otherwise, the Eligible Employee’s annualized current base salary rate plus any annual incentive compensation accrued for the current fiscal year as of the date of the election to participate.

(j)	“Eligible Employee” shall mean an employee of the Company and those of any present or future Parent or Subsidiary of the Company incorporated under the laws of a state of the United States of America who is selected by the Committee and designated in writing to be eligible to participate in the Plan.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” shall mean: (i) the closing price of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

(m)	“Form” shall mean either a paper form or a form on electronic media, prepared by the Company.

(n)	“Normal Retirement Date” shall mean (i) with respect to an Option granted in a Plan Year beginning prior to January 1, 2012, a Participant’s normal retirement date as set forth in the AutoZone, Inc. Associates’ Pension Plan on the applicable Grant Date; or (ii) with respect to an Option granted in a Plan Year beginning on or after January 1, 2012, the earliest date on which (A) the Participant has attained the age of 55, (B) the Participant has completed at least five years of full-time service with the Company or a Subsidiary of the Company and (C) the sum of the number of full-time years of service with the Company or a Subsidiary of the Company and the Participant’s age equals at least 65.

(o)	“Option” shall mean an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.

(p)	“Option Period” shall mean with respect to any Option the period beginning upon the Date of Grant and ending upon the Date of Exercise.

(q)	“Option Price” has the meaning set forth in subparagraph 4(b).

(r)	“Parent of the Company” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)	“Participant” shall mean an Eligible Employee who has complied with the provisions of subparagraph 3(b).

(t)	“Plan” shall mean the AutoZone, Inc. Executive Stock Purchase Plan, as amended from time to time. The Plan is currently known as the AutoZone, Inc. Fifth Amended and Restated Executive Stock Purchase Plan.

(u)	“Plan Year” shall mean the calendar year beginning on January 1 and ending on December 31.

(v)	“Restricted Share Option” shall mean an Option for Restricted Shares.

(w)	“Restricted Share Option Price” has the meaning set forth in subparagraph 4(b)(i).

(x)	“Restricted Shares” has the meaning set forth in subparagraph 4(c)(i).

(y)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(z)	“Stock” shall mean shares of the Company’s common stock.

(aa)	“Subsidiary of the Company” shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(bb)	“Unvested Share Option” shall mean an Option for Unvested Shares.

(cc)	“Unvested Share Option Price” has the meaning set forth in subparagraph 4(b)(ii).

(dd)	“Unvested Shares” has the meaning set forth in subparagraph 4(c)(ii).

2. STOCK SUBJECT TO THE PLAN

Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 300,000 shares, and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

3. GRANT OF OPTIONS

(a) General Statement. While the Plan remains in force, the Company may offer Options under the Plan to all Eligible Employees. These Options may be granted four times each Plan Year on the January 1, the April 1, the July 1, or the October 1 of each Plan Year, or on such other days as may be determined by the Committee. The term of each Option shall be for three months and shall end on the March 31 (with respect to a January 1 Date of Grant), the June 30 (with respect to an April 1 Date of Grant), the September 30 (with respect to a July 1 Date of Grant), or the December 31 (with respect to an October 1 Date of Grant) of the Plan Year in which the Option is granted or for such other term or Date of Exercise as may be determined by the Committee. The Options are granted in consideration of past and future services to the Company. Each Option shall consist of a Restricted Share Option granted together with an Unvested Share Option, and exercise of an Option may only occur by exercising both the Restricted Share Option and the Unvested Share Option together. The number of shares of Stock subject to each Restricted Share Option shall be the quotient of (i) the aggregate compensation deductions authorized by each Participant in accordance with subparagraph 3(b) for the Option Period divided by (ii) the Restricted Share Option Price and rounded down to the nearest whole share. The number of shares of the Stock subject to each Unvested Share Option shall be the quotient of the number of shares subject to the Restricted Share Option for the Option Period divided by 5.66667 and rounded to the nearest whole share.

(b) Election to Participate; Compensation Deduction Authorization. An Eligible Employee may participate in the Plan only by deductions from regular payroll or bonus payments, on an after-tax basis. For each Plan Year beginning after the Effective Date, Eligible Employees may make elections to participate in the Plan with respect to each Option Period. An election to participate may only be made by delivering to the Company, before the beginning of an Option Period (and by such earlier administrative deadline as the Company may impose), the properly completed Form whereby the Eligible Employee gives notice of the election to participate in the Plan as of the next following Date of Grant. Each such election shall designate a stated dollar amount, in $5.00 increments, to be withheld from regular paychecks and/or bonus payments, as elected by the Eligible Employee, on an after-tax basis. The stated dollar amount may not be less than $5.00 with respect to a payroll period election or a bonus payment election, and the aggregate amount permitted to be so elected and withheld during any Plan Year may not in any event exceed 25% of the Eligible Employee’s Eligible Compensation with respect to such Plan Year. Unless otherwise specified by an Eligible Employee in his or her election, the Eligible Employee’s election to participate in the Plan for an Option Period will automatically remain in effect for subsequent Option Periods until the Eligible Employee makes a subsequent election satisfying the requirements described in this subparagraph changing or terminating the election, or withdraws from participation as provided by subparagraph 5(b).

(c) Changes in Compensation Deduction Authorization. The compensation deduction authorization referred to in subparagraph 3(b) may be changed only with respect to a subsequent Option Period by making a new election as described in subparagraph 3(b), except to the extent otherwise provided in paragraph 5 below.

4. EXERCISE OF OPTIONS

(a) General Statement. Each Participant will be deemed to have exercised the Option on each Date of Exercise to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. The excess balance, if any, in a Participant’s account shall remain in the account and be available for the purchase of Stock on the following Date of Exercise.

(b) “Option Price” Defined. The option price per share of the Stock (the “Option Price”) to be paid by each Participant on each exercise of an Option shall be as follows:

(i)	The Option Price to be paid by each Participant on each exercise of a Restricted Share Option (the “Restricted Share Option Price”) shall be an amount equal to 100% of the Fair Market Value of the Stock on the Date of Exercise.

(ii)	The Option Price to be paid by each Participant on each exercise of an Unvested Share Option (the “Unvested Share Option Price”) shall be zero.

(c) Delivery of Shares.

(i)

For the number of shares of Stock which are purchased upon the exercise of a Restricted Share Option (the “Restricted Shares”), upon the first anniversary of the applicable Date of Exercise and upon proper completion and submission of the proper Form to the Company, the Company shall deliver to the Participant such number of shares. The Restricted Shares shall not be transferable or assignable by the Participant prior to such first anniversary of the Date of Exercise, provided, however, that upon a Participant’s termination of employment with the Company by reason of the Participant’s death, Disability, termination by the Company without Cause, or retirement on or after the Participant’s Normal Retirement Date, in any event prior to the first anniversary of the applicable Date of Exercise, upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to such Participant (or Participant’s estate) such Restricted Shares and such transfer and assignment restrictions shall lapse.

(ii)	For the number of shares of Stock which are purchased upon the exercise of an Unvested Share Option (the “Unvested Shares”), subject to the Participant’s continued employment with the Company except as provided below, on the first anniversary of the Date of Exercise and upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to the Participant such number of shares. If a Participant experiences a termination of employment with the Company prior to the first anniversary of the Date of Exercise, except by reason of the Participant’s death, Disability, termination by the Company without Cause, or retirement on or after the Participant’s Normal Retirement Date, the Unvested Shares shall be forfeited and the Participant shall have no further interest in the Unvested Shares. Upon a Participant’s termination of employment with the Company by reason of the Participant’s death, Disability, termination by the Company without Cause, or retirement on or after the Participant’s Normal Retirement Date, the Unvested Shares shall be vested and upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to such Participant (or Participant’s estate) the Unvested Shares.

(iii)	In the event the Company is required to obtain from any commission or agency authority to issue any shares, the Company will seek to obtain such authority. The inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to return the amount of the balance in the account in cash.

5. WITHDRAWAL FROM PLAN PARTICIPATION

(a) Withdrawal from Participation. A Participant may terminate his or her election to have compensation withheld under the Plan and to withdraw from participation effective with respect to any future Option Period by making an election satisfying the requirements described in subparagraph 3(b).

(b) Withdrawal from Participation During an Option Period. A Participant may elect, during an Option Period, to terminate his or her election to have compensation withheld under the Plan and to withdraw from such participation for the remainder of the then current Option Period by providing to the Company notice of such withdrawal, in such form as the Company may require. As soon as administratively practicable following receipt and acceptance of such notice, the Company will stop the Participant’s compensation deductions under the Plan and refund to the Participant the amount of any balance in the Participant’s account under the Plan.

(c) Participation Following Withdrawal. An Eligible Employee who has previously withdrawn from participation in the Plan may participate again on any January 1, April 1, July 1 or October 1 thereafter as provided in paragraph 3(b) above.

(d) Stock Subject to Plan. Notwithstanding a Participant’s withdrawal from the Plan, any Stock acquired under the Plan shall remain subject to the terms of the Plan.

6. TERMINATION OF EMPLOYMENT

(a) Termination of Employment Other Than By Retirement, Death, Disability, or Without Cause. If a Participant experiences a termination of employment other than by reason of the Participant’s (i) retirement on or after the Participant’s Normal Retirement Date, or earlier or later with the consent of the Committee, (ii) death, (iii) Disability, or (iv) termination by the Company without Cause, then participation in the Plan shall automatically terminate as of the date of the termination of employment. As soon as practicable after such a Participant’s termination of employment, the Company will refund the amount of the balance in that account under the Plan. Upon a Participant’s termination of employment under this subparagraph 6(a), any Option held by such Participant under the Plan shall terminate.

(b) Termination of Employment By Retirement, Death or Disability, or Without Cause. If a Participant experiences a termination of employment (i) due to retirement on or after the Participant’s Normal Retirement Date, or earlier or later with the consent of the Committee, (ii) by reason of the Participant’s death or Disability, or (iii) by reason of a termination of employment by the Company without Cause, such Participant’s Option will be deemed to be exercised on the next Date of Exercise following such termination of employment to the extent of such Participant’s account balance under the Plan. A Participant described in this subparagraph 6(b) may, however, by providing to the Company written notice, in whatever form the Company may require, prior to the next Date of Exercise, request payment of the amount of the balance in his or her account, in which event amounts in such Participant’s Plan account will be treated in accordance with subparagraph 6(a) above, as soon as practicable following such notice.

7. RESTRICTION UPON ASSIGNMENT

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of any Participant or any successor in interest, nor shall any Option be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this paragraph 7 shall prevent transfers by will or by the applicable laws of descent and distribution. Options may not be exercised to any extent except in accordance with the provisions of paragraphs 4 and 6 above.

8. NO RIGHTS OF STOCKHOLDER UNTIL OPTION IS EXERCISED

With respect to shares of the Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, an Option is exercised.

9. CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of stock dividend or by reason of division, combination or reclassification of shares, appropriate action will be taken by the Committee to adjust accordingly the number of shares of the Stock subject to the Plan and the number and the Option Price of shares of the Stock subject to the Options outstanding under the Plan.

10. USE OF FUNDS; NO INTEREST PAID

All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any account under the Plan with respect to such funds.

11. AMENDMENT OF THE PLAN; APPROVAL BY STOCKHOLDERS

The Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by the vote of the holders of more than 50% of the shares of the Company’s Stock present in person or by proxy and entitled to vote at a meeting shall be required to amend the Plan (i) to increase the number of shares of Stock available under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in subparagraph 4(b), (iii) to materially alter the requirements for eligibility to participate in the Plan, or (iv) to modify the Plan in a manner requiring stockholder approval under the Code or the Exchange Act.

12. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

(a) Administration. The Plan shall be administered by the Compensation Committee of the Board.

(b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

(c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d) Professional Assistance; Good Faith Actions. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13. NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company or a Parent or Subsidiary of the Company to terminate or change the terms and conditions of the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

14. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the Date of Exercise with respect to outstanding Options shall be the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options.

15. TERM

No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after September 25, 2016 unless extended by the Board of Directors of the Company.

16. EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or a Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company or a Parent or Subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or a Parent or Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17. RULE 16b-3 RESTRICTIONS UPON DISPOSITIONS OF STOCK

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18. NOTICES

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary or any designee and any notice to be given to a Participant shall be addressed to Participant’s last address as reflected in the Company’s records and may be given either in writing or via electronic communication to the extent permitted by law. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of the representative status and address by notice under this paragraph. Any notice shall have been deemed duly given when received by the Company or when sent to a Participant by the Company to Participant’s last known mailing address or delivered to an electronic mailbox accessible by Participant as permitted by law.

19. TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

20. TAX WITHHOLDING

(a) Payment of any sums required by federal, state or local tax law shall be withheld with respect to the issuance, vesting, exercise or payment of any Restricted Shares, Restricted Share Options, Unvested Shares or Unvested Share Options within the time limit as required by law for such payment. A Participant may elect to pay withholding taxes due upon the vesting of the Unvested Shares by having the Company withhold Unvested Shares that have vested and are issuable to such Participant as Stock (without restriction or risk of forfeiture).

(b) Notwithstanding any other provision of the Plan, the number of shares that may be withheld in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the vesting, exercise or payment of the Unvested Shares shall be limited to the number of shares that have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.